                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.1a-11(c) or sec.240.1a-12

                         BEAUTICONTROL COSMETICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         BEAUTICONTROL COSMETICS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

Notes:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                         BEAUTICONTROL COSMETICS, INC.
                                2121 MIDWAY ROAD
                              CARROLLTON, TX 75006

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 1, 1997

To the Holders of Common Stock of
  BEAUTICONTROL COSMETICS, INC.:

     Notice is hereby given that the 1997 Annual Meeting of Stockholders of BeautiControl Cosmetics, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices, 2121 Midway Road, Carrollton, Texas, on Tuesday, April 1, 1997 at 10:00 A.M., Dallas, Texas time, for the following purposes:

          (1) To elect three persons to serve as directors until the Annual Meeting of Stockholders in the year 2000 or until their successors are duly elected and qualified; and

          (2) To transact any other proper business brought before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed January 31, 1997, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of the Company's Common Stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained at the Company's offices at 2121 Midway Road, Carrollton, Texas, for ten days prior to the meeting.

     Please advise the Company's transfer agent, Harris Trust and Savings Bank, 311 West Monroe Street, 11th Floor, Chicago, Illinois 60606, of any change in your address.

     Your vote is important. Whether or not you plan to attend the meeting in person, please mark, sign, date, and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

     A broker is entitled to vote on the election of directors if such broker holds shares in street name for a customer who does not deliver voting instructions. Under applicable Delaware law, a broker non-vote resulting from the failure to deliver voting instructions to a broker will have no effect on the outcome of the election of directors.

                                            By Order of the Board of Directors,

                                            /s/ M.D. TUCKER

                                            M. DOUGLAS TUCKER
                                            Senior Vice President -- Finance,
                                            Secretary and Treasurer

Carrollton, Texas
February 28, 1997

                         BEAUTICONTROL COSMETICS, INC.
                                2121 MIDWAY ROAD
                            CARROLLTON, TEXAS 75006

                 ---------------------------------------------

                                PROXY STATEMENT
                 ---------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 1, 1997

     The accompanying proxy, mailed together with this Proxy Statement to stockholders on or about February 28, 1997, is solicited by BeautiControl Cosmetics, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held on April 1, 1997. The proxy may be revoked by the stockholder at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person.

     As stated in the Notice to which this Proxy Statement is attached, at the meeting stockholders will vote and elect three directors to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in the year 2000 or until their successors are duly elected and qualified.

     All properly executed, unrevoked proxies received before the meeting will be voted in accordance with the directions contained therein. When no direction has been given by a stockholder returning a proxy, the proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement.

     The close of business on January 31, 1997, has been set as the record date for determination of stockholders entitled to vote at the meeting. Holders of the Company's Common Stock on the record date will be entitled to one vote per share on all business at the meeting.

     On the record date, there were outstanding and entitled to vote 5,855,423 shares of Common Stock. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of February 7, 1997, the number and percentage of outstanding shares of Common Stock beneficially owned by all persons known by the Company to own more than 5% of the Company's Common Stock, by each director of the Company, by each nominee for director, by each named executive officer, and by all officers and directors of the Company as a group.

                                            AMOUNT AND
                                            NATURE OF
          NAME AND ADDRESS OF               BENEFICIAL       PERCENT
            BENEFICIAL OWNER               OWNERSHIP(1)      OF CLASS
          -------------------              ------------      --------
Jinger L. Heath.........................    1,503,837(2)       22.8%
2121 Midway Rd.
Carrollton, Texas 75006
Richard W. Heath........................    1,503,837(2)       22.8%
2121 Midway Rd.
Carrollton, Texas 75006
J. Robert Ward-Burns....................       70,000(3)        1.1%
2121 Midway Rd.
Carrollton, Texas 75006

                                            AMOUNT AND
                                            NATURE OF
          NAME AND ADDRESS OF               BENEFICIAL       PERCENT
            BENEFICIAL OWNER               OWNERSHIP(1)      OF CLASS
          -------------------              ------------      --------
Charles M. Diker........................      341,625(4)        5.2%
One New York Plaza -- 31st Floor
New York, New York 10004
Robert S. Folsom........................      250,500(5)        3.8%
16475 Dallas Parkway
Dallas, Texas 75248
Joseph M. Haggar, III...................            0          *
6311 Lemmon Avenue
Dallas, Texas 75209
Denise I. Lites.........................        4,500(6)       *
3729 Maplewood Avenue
Dallas, Texas 75205
Clifton R. Sanders......................       18,340(7)       *
2121 Midway Rd.
Carrollton, Texas 75006
A. Starke Taylor, Jr. ..................       35,750(8)       *
16800 Dallas Parkway
Dallas, Texas 75248
M. Douglas Tucker.......................       18,000(9)       *
2121 Midway Rd.
Carrollton, Texas 75006
Joel T. Williams, Jr. ..................       71,750(10)         1%
P.O. Box 12150
Dallas, Texas 75225
All officers and directors as a group
  (18 persons)..........................    3,926,629(11)      59.7%

---------------

   * Less than 1%

 (1) Unless otherwise noted, each of the listed individuals has sole voting and dispositive power for the shares beneficially owned.

 (2) Includes options to purchase 150,000 shares of Common Stock exercisable within 60 days.

 (3) Includes options to purchase 70,000 shares of Common Stock exercisable within 60 days.

 (4) Includes options to purchase 92,000 shares of Common Stock exercisable within 60 days. Includes 12,125 shares of Common Stock which are indirectly owned by Mr. Diker and for which Mr. Diker shares voting and investment power. Does not include 11,250 shares of Common Stock owned by the wife of Mr. Diker and 15,750 shares owned by clients of Mr. Diker, for which Mr. Diker disclaims beneficial ownership.

 (5) Includes options to purchase 24,500 shares of Common Stock exercisable within 60 days. Does not include 3,000 shares of Common Stock owned by the wife of Mr. Folsom, for which Mr. Folsom disclaims beneficial ownership.

 (6) Includes options to purchase 4,500 shares of Common Stock exercisable within 60 days.

 (7) Includes options to purchase 18,340 shares of Common Stock exercisable within 60 days.

 (8) Includes options to purchase 35,750 shares of Common Stock exercisable within 60 days. Does not include 55,205 shares of Common Stock owned by the wife of Mr. Taylor, for which Mr. Taylor disclaims beneficial ownership.

 (9) Includes options to purchase 3,000 shares of Common Stock exercisable within 60 days.

(10) Includes options to purchase 69,500 shares of Common Stock exercisable within 60 days.

(11) Includes options to purchase 715,805 shares of Common Stock exercisable within 60 days.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation divides the Board of Directors into three classes. The term of office of one class of directors expires at this Annual Meeting of Stockholders. A second class of directors will serve until the 1998 Annual Meeting of Stockholders, and a third class of directors will serve until the 1999 Annual Meeting of Stockholders. Robert S. Folsom, A. Starke Taylor, Jr. and Denise I. Lites will stand for election at this Annual Meeting for a three-year term of office expiring at the Annual Meeting of Stockholders in the year 2000 or until their successors are duly elected and qualified. Proxies cannot be voted for the election of more than three persons to the Board.

     The Company is informed that Mr. Folsom, Mr. Taylor and Ms. Lites are willing to serve as directors. However, if Mr. Folsom, Mr. Taylor or Ms. Lites should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.

     The following table sets forth certain information as to the directors of the Company as of January 1, 1997.

                                                   POSITIONS AND OFFICES              DIRECTOR
            NAME AND AGE                             WITH THE COMPANY                  SINCE
            ------------                           ---------------------              --------
                                                         NOMINEES
                                               Present Term Expiring in 1997
Robert S. Folsom, 69                   Director                                         1985
A. Starke Taylor, Jr., 74              Director                                         1985
Denise I. Lites, 41                    Director                                         1995
                                              DIRECTORS CONTINUING IN OFFICE
                                               Present Term Expiring in 1998
Jinger L. Heath, 44                    Chairman of the Board of Directors               1981
Joseph M. Haggar, III, 45              Director                                         1996
J. Robert Ward-Burns, 52               Director, Executive Vice President and Chief
                                       Operating Officer                                1993
                                               Present Term Expiring in 1999
Richard W. Heath, 54                   Director, President, and Chief Executive
                                       Officer                                          1981
Charles M. Diker, 62                   Director                                         1987
Joel T. Williams, Jr., 76              Director                                         1986

                        DIRECTORS AND EXECUTIVE OFFICERS

     Jinger L. Heath is a founder of the Company and has been Chairman of the Board of Directors of the Company since its inception in January 1981. Ms. Heath conceived the concept of free color and image analysis supported by color-coded cosmetics and image improvement products to be marketed through a sales force of career-oriented women. She identifies the Company's product needs and manages the development and quality of the Company's skin care, cosmetics and health and beauty supplements. Ms. Heath is also Chairman of the Board of the Company's division, BeautiControl Research Institute.

     Richard W. Heath is a founder of the Company and has been President, Chief Executive Officer, and a director of the Company since its inception in January 1981. Mr. Heath has over 29 years of experience in the direct sales industry. Mr. Heath currently serves as a director of Haggar Clothing Co., a public company.

     J. Robert Ward-Burns has been Executive Vice President, Chief Operating Officer and a director of the Company since July 1993. Prior to joining the Company, Mr. Ward-Burns was with Stanhome Direct Selling Group for 13 years where he served as President from 1988 to 1993.

     Robert L. Esson, 52, has been Senior Vice President Manufacturing and Distribution of the Company since November 1995 and was Vice President Manufacturing prior to that and since April 1994 and assumed responsibility for the Distribution Department in August 1994. Prior to joining the Company, Mr. Esson was with Lockwood Greene Engineers from September 1991 as a management consultant.

     Carl A. Flowers, 47, has been Vice President Sales of the Company since July 1996. Prior to that time and since November 1991, Mr. Flowers was Vice President of Sales Promotion. His responsibilities include sales, special events, sales incentives, awards and recognition.

     Robert S. Heath, 34, has been Senior Vice President Sales of the Company since January 1996 and was Vice President Sales Development prior to that and since May 1992. Prior to that time, Mr. Heath was Director of Sales Promotion from November 1991 to May 1992, Director of Distribution from January 1990 to November 1991, and Operations Manager from November 1988 to January 1990.

     Jo-Anne C. Jaeger, 53, has been Senior Vice President Merchandising and International Development of the Company since December 1995. Ms. Jaeger was Sr. Vice President Marketing Strategies from January 1992 to December 1995. Ms. Jaeger joined the Company in April 1990 as Vice President Product Marketing. Prior to joining the Company, Ms. Jaeger was employed by Avon Products, Inc. for 15 years, most recently as Vice President Sales Planning.

     J. Timmons Parker, 51, has been Vice President Sales of the Company since July 1996. Prior to that time and since January 1995, Mr. Parker was Managing Director Leadership Development. Mr. Parker joined the Company as Director Sales Development in November 1992. Prior to joining the Company, Mr. Parker was Vice President General Manager for Neiman Marcus where he worked for sixteen years.

     Linda K. Pottenger, 47, has been Vice President Sales of the Company since July 1996 and was Vice President Field and Information Services prior to that and since December 1993. Prior to that time and since March 1992, she was Vice President Information Technology, Strategic and Quality Planning. Prior to that time, Ms. Pottenger was Consulting Services Manager for Hewlett-Packard from 1982 to 1992.

     Clifton R. Sanders, 51, has been Senior Vice President Research and Development of the Company since November 1991. Prior to that time and since December 1990, Mr. Sanders was Vice President Research and Development of the Company. He joined the Company as Managing Director Research and Development in October 1989. Prior to joining the Company, Mr. Sanders was Vice President Product Development at Mary Kay Cosmetics for ten years. Mr. Sanders is also President of the Company's division, BeautiControl Research Institute.

     Amelia G. Spolec, 39, has been Vice President Information Services since July 1996. Prior to that time and since January 1995, Ms. Spolec was Managing Director Information Services. In February 1992, Ms. Spolec joined the Company as Director Information Services. Prior to joining the Company, Ms. Spolec was Senior Manager with Grant Thornton LLP for seven years.

     M. Douglas Tucker, 53, has been Senior Vice President Finance and Chief Financial Officer since April 1995 and Secretary and Treasurer of the Company since August 1995. Prior to that time and from April 1993, Mr. Tucker was a business and financial consultant. From July 1990 to April 1993, Mr. Tucker was Vice President-Finance at The BOC Group Americas. Prior to July 1990, Mr. Tucker was with Tambrands, Inc. one year as International Director of Finance and with General Foods Corporation twenty-one years in financial management.

     Charles M. Diker has been a director of the Company since May 1987. Since 1986, Mr. Diker has been Chairman of the Board of Directors of Cantel Industries Inc. Mr. Diker currently serves as a director of Chyron Corporation, International Specialty Products, Inc. and Data Broadcasting Corporation.

     Robert S. Folsom has been a director of the Company since June 1985. Mr. Folsom is Chairman of the Board of Directors of Folsom Properties, Inc., a real estate development firm. Mr. Folsom served as Mayor of the City of Dallas from 1976 to 1981. Mr. Folsom currently serves as a director of DSC Communications Corporation.

     Joseph M. Haggar, III, has been a director of the Company since August 1996. Mr. Haggar has been Chairman of the Board of Haggar Clothing Co., a marketer of men's dress and casual clothing since 1994 and Chief Executive Officer since 1990. Mr. Haggar also serves as a director of Texas Commerce Bank.

     Denise I. Lites has been a director of the Company since October 1995. Ms. Lites is President of Olympia Development LLP, a real estate development and entertainment company. Ms. Lites serves as a director of CompUSA, the Federal Reserve Board of Chicago, Detroit Branch, and Little Caesar Enterprises, Inc. where Ms. Lites was Senior Executive Vice President from 1987 to 1993.

     A. Starke Taylor, Jr. has been a director of the Company since June 1985. From 1978 until 1987, Mr. Taylor was Chairman of the Board of Directors of Graylor Investments, a private investment firm. Mr. Taylor served as Mayor of the City of Dallas from 1983 to 1987. Mr. Taylor currently serves as President of Taylor Investments, a private investment firm.

     Joel T. Williams, Jr. has been a director of the Company since January 1986. From 1985 to 1989, Mr. Williams was an advisory director of Bright Banc Savings Association. From 1969 to 1985, Mr. Williams was Chairman of the Board and Chief Executive Officer of Texas Federal Savings and Loan Association.

     Richard W. Heath and Jinger L. Heath are husband and wife. Robert S. Heath is the son of Richard W. Heath. There are no other family relationships between other directors or executive officers of the Company.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

GENERAL

     The Board of Directors has established a Compensation Committee, an Audit Committee, and a Nominating Committee. The Company's Bylaws provide that the Compensation Committee and the Audit Committee are required to be comprised of directors who are not employees of the Company.

     The Compensation Committee, composed of Messrs. Henry H. Dickerson, Jr., Folsom, and Taylor, met two times during the fiscal year ended November 30, 1996. After Mr. Dickerson's death, Ms. Lites was added to the Compensation Committee in December 1996. This committee reviews and approves salaries and bonuses of executive officers and administers the Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan, and Special Stock Option Plan.

     The Audit Committee, composed of Ms. Lites, Messrs. Williams and Diker, met two times during the fiscal year ended November 30, 1996. Mr. Haggar was added to the Audit Committee upon Ms. Lites resignation from the Audit Committee in December 1996. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls, and has general responsibility for related matters.

     The Nominating Committee, currently composed of Messrs. Folsom and Taylor, held no meetings in fiscal 1996, but took action by unanimous written consent two times. This committee nominates persons for election to the Board of Directors.

     The Board of Directors held six meetings during the fiscal year ended November 30, 1996. None of the directors attended fewer than 75% of the meetings of the Board of Directors and its committees on which they served.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not officers or employees of the Company receive an annual fee of $12,000 together with $1,500 for each directors' meeting they attend and $750 for each committee meeting they attend. Directors are reimbursed for expenses relating to attendance at meetings.

SPECIAL STOCK OPTION PLAN

     The Company's Special Stock Option Plan provides for the granting of options to purchase a maximum of 412,500 shares of Common Stock to non-employee directors of the Company. Under the terms of the Special Plan, a non-employee director receives an automatic grant of options for 2,500 shares of Common Stock when such person first becomes a director of the Company. Additional options to purchase 1,000 shares of Common Stock are automatically granted to non-employee directors annually if the Company's net income is equal to or greater than 105% of net income for the previous year. All grants of options under the Special Stock Option Plan are made automatically and without any discretion on the part of the Compensation Committee with respect to the grantee, the number of options granted and the exercise price of the options. The Special Stock Option Plan requires that the exercise price for each option be equal to 100% of the fair market value of the Common Stock on the date of the grant. Each option will expire ten years from the date of grant and no option is exercisable until one year from the date of grant. Notwithstanding any other restriction in the Special Stock Option Plan, options will become immediately exercisable upon a reorganization, merger or consolidation of the Company or a change in control of the Company.

     At November 30, 1996, there were outstanding options to purchase 261,250 shares of Common Stock under the Special Stock Option Plan.

                              CERTAIN TRANSACTIONS

     On November 20, 1995, Ms. Denise I. Lites, a member of the Board of Directors of the Company, signed a consulting agreement with the Company to provide consulting services for a minimum of two days per week at a rate of $200 per hour for a period of up to six months with a potential bonus to be paid at the end of 1996 based on the Company's 1996 increase in sales over 1995 results. Ms. Lites was paid $82,550 in 1996 for her consulting services.

     On April 24, 1992, Mr. Carl A. Flowers, the Company's Vice President Sales, borrowed $115,137 from the Company. This indebtedness was evidenced by a promissory note and bore interest at the prime rate. The largest principal amount outstanding on this loan during fiscal 1996 was $69,462. On January 31, 1997, this note and interest were paid in full.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services rendered during the fiscal years ended November 30, 1996, 1995 and 1994 to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total cash compensation for the year ended November 30, 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                          ANNUAL COMPENSATION                  ----------------------
                            ------------------------------------------------               LONG-TERM
         NAME AND                                            OTHER ANNUAL       OPTION     INCENTIVE       ALL OTHER
    PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)   AWARDS(#)   PAYOUTS($)   COMPENSATION($)
    ------------------      ----   ---------   --------   ------------------   ---------   ----------   ---------------
Richard W. Heath            1996    365,000    272,128          60,674                0        N/A               0
  President and Chief       1995    358,740    220,946               0                0        N/A
  Executive Officer         1994    340,000    302,224               0           50,000        N/A
Jinger L. Heath             1996    365,000    272,128         105,036(2)             0        N/A               0
  Chairman of the Board     1995    358,740    220,946               0                0        N/A
                            1994    340,000    302,224               0           50,000        N/A
J. Robert Ward-Burns        1996    300,000    176,003               0           25,000(3)                   6,250(4)
  Executive Vice President  1995    293,748    159,421               0           25,000        N/A
  and Chief Operating       1994    275,000    204,331               0                0        N/A
  Officer
M. Douglas Tucker           1996    182,513     35,000               0           35,000(5)     N/A           3,750(6)
  Senior Vice President     1995*   119,866     31,000               0           15,000        N/A
  Finance and Chief
  Operating Officer
Clifton R. Sanders          1996    165,000     45,000               0           25,400(7)     N/A               0
  Senior Vice President     1995    162,666     15,000               0           10,000        N/A
  Research and Development  1994    135,333     50,000               0                0        N/A

---------------

 *  Hired April 19, 1995.

(1) Exceeding the lesser of $50,000 or 10% of salary and bonus.

(2) Includes $50,000 for wardrobe for numerous video productions, stage and television appearances.

(3) Options granted in 1995, exchanged for repriced options in January 1996.

(4) Premium for term life insurance and Company match for 401(k) plan.

(5) Includes 15,000 options granted in 1995, exchanged for repriced options in January 1996.

(6) Company match for 401(k) plan.

(7) Options granted in previous years, exchanged for repriced options in January 1996.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options during fiscal 1996 to the individuals named in the Summary Compensation Table.

                                                                                                POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                                           VALUE AT ASSUMED
---------------------------------------------------------------------------------------------     ANNUAL RATES OF
                                                        % OF TOTAL                                  STOCK PRICE
                                                         OPTIONS                                 APPRECIATION FOR A
                                                        GRANTED TO                                 PERIOD OF TEN
                                                        EMPLOYEES                                   YEARS($)(3)
                                            OPTIONS     IN FISCAL     EXERCISE     EXPIRATION   --------------------
                  NAME                     GRANTED(#)      YEAR      PRICE($/SH)      DATE        5%           10%
                  ----                     ----------   ----------   -----------   ----------   -------      -------
Richard W. Heath.........................       N/A                                             $     0      $     0
Jinger L. Heath..........................       N/A                                                   0            0
J. Robert Ward-Burns.....................    25,000(1)      9.2         $9.25       12/27/04    145,433      368,552
M. Douglas Tucker........................    20,000(2)      7.4          8.00       08/13/06    100,624      254,998
                                             15,000(1)      5.5          9.25       07/07/05     87,260      221,131
Clifton R. Sanders.......................     3,750(1)      1.4          9.25       11/07/99     21,815       55,283
                                              7,500(1)      2.8          9.25       06/13/01     43,630      110,566
                                              4,150(1)      1.5          9.25       01/02/02     24,142       61,180
                                             10,000(1)      3.7          9.25       12/27/04     58,173      147,421

---------------

(1) Options were repriced on January 8, 1996.

(2) Options are exercisable at twenty percent per year beginning one year from date of grant.

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT FISCAL YEAR END

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of November 30, 1996.

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                    SHARES                             YEAR-END              AT FISCAL YEAR-END($)(1)
                                  ACQUIRED ON      VALUE      ---------------------------   ---------------------------
              NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                -----------   -----------   -----------   -------------   -----------   -------------
Richard W. Heath................      N/A             N/A       150,000              0        454,725              0
Jinger L. Heath.................      N/A             N/A       150,000              0        454,725              0
J. Robert Ward-Burns............      N/A             N/A        65,000         60,000        386,595        333,780
M. Douglas Tucker...............      N/A             N/A         3,000         32,000         13,689        171,016
Clifton R. Sanders..............      N/A             N/A        18,710         13,290         90,474         64,242

---------------

(1) Based on the closing price of $13.813 for the Common Stock on November 30, 1996, the Company's fiscal year end.

REPRICING OF STOCK OPTIONS

     As discussed in the "Compensation Committee Report On Annual Compensation," in January 1996 the Company exchanged certain employee stock options with an exercise price higher than the market price at such time for new options with an exercise price equal to the then current fair market value. This exchange required that an employee surrender options having an exercise price greater than $9.50 for the same number of options at the current market price. The options retained the same vesting status and expiration dates as the options surrendered. Certain named executive officers participated in the exchange. The following table sets forth information regarding the repricing of options held by the named executive officers and any other executive officer during the last ten completed fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                                  LENGTH OF
                                                                                                                  ORIGINAL
                                                         NUMBER OF                                               OPTION TERM
                                                         SECURITIES   MARKET PRICE                                REMAINING
                                                         UNDERLYING   OF STOCK AT    EXERCISE PRICE     NEW      AT DATE OF
                                                          OPTIONS       TIME OF        AT TIME OF     EXERCISE    REPRICING
              NAME AND TITLE                   DATE       REPRICED     REPRICING       REPRICING       PRICE     (IN YEARS)
              --------------                 --------    ----------   ------------   --------------   --------   -----------
CURRENT OFFICERS
Robert L. Esson,                             01/08/96       5,000        $9.25           $12.88        $9.25         8.2
  Senior Vice President --                   01/08/96       3,000         9.25            14.00         9.25         9.0
                                                           ------
  Manufacturing and Distribution                            8,000
                                                           ======
Carl A. Flowers,                             01/08/96      15,000        $9.25           $14.67        $9.25         5.5
  Vice President -- Sales                    01/08/96       2,020         9.25            13.75         9.25         6.0
                                             01/08/96       1,000         9.25            14.00         9.25         9.0
                                             12/15/87*      3,600         4.75             9.00         4.75         7.8
                                                           ------
                                                           21,620
                                                           ======
Robert S. Heath,                             01/08/96       5,000        $9.25           $12.00        $9.25         6.5
  Senior Vice President -- Sales             01/08/96       1,500         9.25            13.75         9.25         8.2
                                             01/08/96      10,000         9.25            14.00         9.25         9.0
                                                           ------
                                                           16,500
                                                           ======
Jo-Anne C. Jaeger,                           01/08/96      22,500        $9.25           $10.50        $9.25         5.2
  Senior Vice President --                   01/08/96      15,000         9.25            14.67         9.25         5.5
  Merchandising and                          01/08/96       4,150         9.25            13.75         9.25         6.0
  International Development                  01/08/96       5,000         9.25            14.00         9.25         9.0
                                                           ------
                                                           46,650
                                                           ======
J. Timmons Parker,                           01/08/96       4,800        $9.25           $10.00        $9.25         7.8
  Vice President -- Sales                    01/08/96       1,000         9.25            14.00         9.25         9.0
                                                           ------
                                                            5,800
                                                           ======
Linda K. Pottenger,                          01/08/96       5,000        $9.25           $16.25        $9.25         8.2
  Vice President -- Sales                    01/08/96       3,000         9.25            14.00         9.25         9.0
                                                           ------
                                                            8,000
                                                           ======
Clifton R. Sanders,                          01/08/96       3,750        $9.25           $11.17        $9.25         3.8
  Senior Vice President --                   01/08/96       7,500         9.25            14.67         9.25         5.5
  Research & Development                     01/08/96       4,150         9.25            13.75         9.25         6.0
                                             01/08/96       3,500         9.25            14.00         9.25         9.0
                                             01/08/96       6,500         9.25            14.00         9.25         9.0
                                                           ------
                                                           25,400
                                                           ======
Amelia G. Spolec,                            01/08/96       3,000        $9.25           $17.50        $9.25         8.2
  Vice President -- Information Services     01/08/96       2,500         9.25            14.00         9.25         9.0
                                                           ------
                                                            5,500
                                                           ======
M. Douglas Tucker,                           01/08/96      15,000        $9.25           $11.00        $9.25         9.5
                                                           ======
  Senior Vice President -- Finance,

  Secretary, Treasurer and
  Chief Financial Officer
J. Robert Ward-Burns,                        01/08/96       7,000        $9.25           $14.00        $9.25         9.0
  Executive Vice President and               01/08/96      18,000         9.25            14.00         9.25         9.0
                                                           ------
  Chief Operating Officer                                  25,000
                                                           ======
FORMER OFFICERS
Vicki S. Miller, Former                      01/08/96*      4,150        $9.25           $13.75        $9.25         0.7
  Senior Vice President -- Finance,          12/15/87*     12,000         4.75             8.50         4.75         9.5
  Secretary, Treasurer and                   12/15/87*      5,000         4.75            16.50         4.75         8.8
  Chief Financial Officer                    12/15/87*      8,000         4.75             9.00         4.75         7.8
                                                           ------
                                                           29,150
                                                           ======

                                                                                                                  LENGTH OF
                                                                                                                  ORIGINAL
                                                         NUMBER OF                                               OPTION TERM
                                                         SECURITIES   MARKET PRICE                                REMAINING
                                                         UNDERLYING   OF STOCK AT    EXERCISE PRICE     NEW      AT DATE OF
                                                          OPTIONS       TIME OF        AT TIME OF     EXERCISE    REPRICING
              NAME AND TITLE                   DATE       REPRICED     REPRICING       REPRICING       PRICE     (IN YEARS)
              --------------                 --------    ----------   ------------   --------------   --------   -----------
William Randall, Former                      12/15/87*     11,000        $4.75           $ 9.00        $4.75         7.8
  Vice President -- Sales                    12/15/87*      7,500         4.75            12.00         4.75         8.2
                                             12/15/87*      5,000         4.75             6.38         4.75         9.3
                                             12/15/87*     20,000         4.75            16.50         4.75         8.8
                                                           ------
                                                           43,500
                                                           ======
Terry M. Rudloff, Former                     12/15/87*     11,000        $4.75           $ 9.00        $4.75         7.8
  Executive Vice President --                12/15/87*     10,000         4.75             8.50         4.75         9.5
  Operations                                 12/15/87*      5,000         4.75            16.50         4.75         8.8
                                                           ------
                                                           26,000
                                                           ======

---------------

* All of these options have been exercised or cancelled.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     During fiscal 1996 the Compensation Committee consisted of Messrs. Dickerson, Folsom, and Taylor. None of the members of the Compensation Committee has ever been an officer or employee of the Company. Mr. Heath is on the Compensation Committee of Haggar Clothing Co. and Mr. Haggar is a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

     Option Repricing. In December 1995, the Board determined that the current market price of the Company's Common Stock was restricting the motivational value of certain options held by its employees. In response, the Board approved an exchange program under which employees could exchange their higher priced options for an equal number of lower-priced options. The Board decided that the fair market value at the close of the business day following the public release of 1995 results would be used for repricing. On January 8, 1996, employees exchanged options priced above $9.50 per share for an equal number of options. Executive officers participating in this program are shown in the table entitled "Ten-Year Option Repricings." Also shown in this table are option repricings for any executive officer in the Company's last ten fiscal years. The last option repricing for employees was in December 1987.

     This report is submitted by the members of the Compensation Committee:

                                            Robert S. Folsom

                                            A. Starke Taylor, Jr.

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for overseeing all stock option plans, setting the compensation for the Chief Executive Officer ("CEO") and the Chairman of the Board ("Chairman"), and providing guidelines to the CEO for determining the annual compensation of other officers.

  Executive Officer Compensation Other than CEO and Chairman

     The Committee believes that total compensation for the Company's officers must be in amounts sufficient to attract, retain and motivate key employees, while at the same time maintaining reasonable linkage between executive compensation and Company performance.

     The Committee sets guidelines for officer pay based upon industry levels. As in prior years, 1996 base salaries were set at mid-range pay levels when compared to similar companies in the industry, with potential additional compensation to be made through cash bonuses. In 1996, cash bonuses for all officers other than the Chief Operating Officer, CEO and Chairman, were based on a combination of individual performance and Company performance. Fifty percent of the bonus amount was tied to individual performance against stated objectives and the remaining fifty percent was dependent upon the Company reaching stated pre-tax profit objectives. For 1996, no bonus amounts were paid for the portion tied to Company objectives. However, bonus amounts were paid for 1996 tied to individual performance against stated objectives with some discretionary bonuses. The annual bonus amount for the Chief Operating Officer is set at 2% of the Company's pre-tax profits and therefore fluctuates directly with the Company's annual earnings.

     Stock options are granted to executive officers by the Committee at the time the officers are hired and thereafter based on individual contributions. Stock options are granted at the fair market value of the Common Stock on the date of grant, with an exercise period ranging from five to seven years.

  CEO and Chairman Compensation

     The compensation for both the CEO and the Chairman is determined by the Committee based upon a combination of base pay and cash bonus, with the total cash compensation being strongly affected by Company performance. The base pay for both the CEO and Chairman was set by the Committee at $365,000 in March 1995 where it remained for fiscal 1996. Annual cash bonus payments for the CEO and the Chairman are each set at 3% of the Company's pre-tax profits for the fiscal year. As a result, bonus payments to the CEO and the Chairman fluctuate based upon the Company's pre-tax profits. The Committee may grant additional discretionary cash bonuses to the CEO and the Chairman based on the Committee's evaluation of individual performance. No additional discretionary bonuses were granted to the CEO and the Chairman for fiscal 1996.

     The Committee grants stock options to the CEO and the Chairman based upon a subjective evaluation of many factors including performance, leadership, motivational effect, and extraordinary contributions to the Company.

     This report is submitted by the members of the Compensation Committee:

                                            Robert S. Folsom

                                            A. Starke Taylor, Jr.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return for the Company's Common Stock from December 1, 1991 through November 30, 1996 with the cumulative total return for the NASDAQ Market Index and the Peer Group(1). The comparison assumes $100 was invested in the Company's Common Stock on December 1, 1991 and in each of the foregoing indices and assumes reinvestment of dividends.

                              [PERFORMANCE CHART]

         Measurement Period             BeautiControl                           NASDAQ
        (Fiscal Year Covered)             Cosmetics         Peer Group       Market Index
1991                                                100               100               100
1992                                              81.20            145.59            107.41
1993                                              91.49            129.42            127.85
1994                                             117.54            160.62            137.69
1995                                              76.40            190.90            174.57
1996                                             119.12            287.28            216.60

---------------

(1) The Peer Group includes Aloette Cosmetics, Inc., Avon Products, Inc., Nature's Sunshine Products Inc., and Stanhome Inc. Premark International Inc. was excluded from the Peer Group reflected in the 1996 graph because the Company sold its Tupperware direct selling business.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on its review of the copies of such reports and written representations that no other reports were required, during the fiscal year ended November 30, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for delinquent Form 3 filings by Mr. Ronnie D. Armes, Mr. J. Timmons Parker and Ms. Amelia G. Spolec, officers of the Company. The Company is not aware of any failure to file a required report.

                                    AUDITORS

     Representatives of Ernst & Young LLP, the Company's independent auditors for 1996, are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     On February 12, 1996, the Company dismissed Grant Thornton LLP as its independent auditors and appointed Ernst & Young LLP as the new auditors. The decision to dismiss Grant Thornton LLP and appoint Ernst & Young LLP was proposed by management, recommended by the Audit Committee of the Board of Directors, and approved by the Board of Directors.

     Grant Thornton LLP's report on the financial statements for the fiscal years ending November 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the fiscal years ending November 30, 1995 and 1994 and the subsequent interim period preceding the dismissal, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     During the two most recent fiscal years and the subsequent interim period preceding the dismissal, there have been no "reportable events" (as defined in Item 304 of the Securities Exchange Commission Regulation S-K) with Grant Thornton LLP.

                              BOARD OF DIRECTORS'
                         RECOMMENDATIONS; VOTE REQUIRED

     The Board of Directors unanimously recommends a vote FOR the election as director of each of the nominees named in the proxy.

     Nominees for director receiving a plurality of the votes cast will be elected as directors.

                             STOCKHOLDER PROPOSALS

     In order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for next year, such proposals must be received at the Company's offices at 2121 Midway, Carrollton, Texas 75006, Attention:
Secretary, by October 31, 1997.

     The Company's By-Laws contain a provision which requires that a stockholder may nominate a person for election as a director only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than 60 days prior to an annual meeting. This provision also requires that the notice set forth, among other things, a description of all arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is to be made or the nominee is to be elected, and such notice must also contain such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors of the Company. This provision is intended to give the Company the opportunity to obtain all relevant information regarding persons nominated for director. The Board of Directors may disqualify any nominee who fails to provide the Company with complete and accurate information as required by this provision. No stockholder has nominated a candidate for election to the Board of Directors at the 1997 Annual Meeting.

                            SOLICITATION OF PROXIES

     The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the meeting. However, if any other proper items of business should come before the meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors,

                                            /s/ M.D. TUCKER

                                            M. DOUGLAS TUCKER
                                            Senior Vice President -- Finance,
                                            Secretary and Treasurer

Carrollton, Texas
February 28, 1997

PROXY

                        BEAUTICONTROL COSMETICS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoint(s) Richard W. Heath and M. Douglas Tucker, or either of them, with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of BeautiControl Cosmetics, Inc. (the "Company") to be held on Tuesday, April 1, 1997, at the Company's executive offices, 2121 Midway Road, Carrollton, Texas, at 10:00 A.M., Dallas, Texas time, and any and all adjournment or postponements thereof (the "Annual Meeting"), including (without limiting the generality of the foregoing) to vote and act as follows:

1)      Election of Directors, Nominees:

        Robert S. Folsom, A. Starke Taylor, Jr. and Denise I. Lites

   Please complete, date, sign and mail this Proxy promptly in the enclosed envelope. No postage is required for mailing in the United States.

                                                        SEE REVERSE
                                                            SIDE

                         BEAUTICONTROL COSMETICS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Election of Directors, Nominees:           FOR  WITHHELD  FOR ALL
   Robert S. Folsom, A. Starke Taylor, Jr.    ALL     ALL    EXCEPT
   and Denise I. Lites                        / /     / /      / /


                                                          ----------------------
                                                             Nominee Exception

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This Proxy will be voted at the Annual Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the election as directors of the three nominees named to the term described in the accompanying Proxy Statement. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.



                                      SIGNATURE(S)                DATE
                                                  ---------------     ---------

                                      SIGNATURE(S)                DATE
                                                  ---------------     ---------


IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.